EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2003

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION

FUND AMERICAN REINSURANCE COMPANY, LTD	BERMUDA

WHITE MOUNTAINS UNDERWRITING LIMITED	IRELAND

WHITE MOUNTAINS HOLDINGS (BARBADOS) SRL	BARBADOS, WEST INDIES

WM ASSET MANAGEMENT (BARBADOS) SRL	BARBADOS, WEST INDIES

WM BRIDGETOWN (BARBADOS) SRL	BARBADOS, WEST INDIES

WHITE MOUNTAINS (LUXEMBOURG) SARL	LUXEMBOURG

FUND AMERICAN ENTERPRISES HOLDINGS, INC.	DELAWARE, USA

FUND AMERICAN COMPANIES, INC.	DELAWARE, USA

WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA

ONEBEACON INSURANCE GROUP LLC	DELAWARE, USA

ONEBEACON INSURANCE COMPANY	PENNSYLVANIA, USA

ONEBEACON AMERICA INSURANCE COMPANY	MASSACHUSETTS, USA

THE CAMDEN FIRE INSURANCE ASSOCIATION	NEW JERSEY, USA

PENNSYLVANIA GENERAL INSURANCE COMPANY	PENNSYLVANIA, USA

HOMELAND INSURANCE COMPANY OF NEW YORK	NEW YORK, USA

THE NORTHERN ASSURANCE COMPANY OF AMERICA	MASSACHUSETTS, USA

ESURANCE INCORPORATED	DELAWARE, USA

ESURANCE INSURANCE COMPANY	OKLAHOMA, USA

FOLKSAMERICA HOLDING COMPANY, INC.	NEW YORK, USA

FOLKSAMERICA REINSURANCE COMPANY	NEW YORK, USA

HOMELAND CENTRAL INSURANCE COMPANY	IOWA, USA

Certain other subsidiaries of the Company and its subsidiaries have been omitted since, in the aggregate, they would not constitute a significant subsidiary.